Exhibit 99.1

      ViewCast Corporation Announces Board Member Appointments;
        Sherel Horsley and John Slocum Join Board of Directors

    PLANO, Texas--(BUSINESS WIRE)--June 28, 2006--ViewCast Corporation (OTCBB: VCST), a leading global provider of high-quality audio and video communication products, today announced that Sherel D. Horsley and Professor John W. Slocum, Jr. have joined the ViewCast board of directors.
    A recognized expert in the field of electrical engineering, Sherel Horsley retired from Texas Instruments after 35 years of service covering a variety of marketing and business development leadership roles, including field marketing assignments. His last position at Texas Instruments (TI) was as Senior Vice President and product manager of Digital Imaging and was responsible for product development, sales, and marketing for all products based on TI's Digital Light Processing (DLP) Technology. Mr. Horsley was vice chairman of the Electronic Industries Alliance (EIA) and a member of the EIA Board of Governors and Executive Committee. He was also a past board member of the Consumer Electronics Association. During his career, Mr. Horsley received recognition for his work on numerous projects, and led a team that won the prestigious Malcolm Baldrige National Quality Award in 1992. Currently Mr. Horsley is chairman of the board of the University of Illinois Electrical and Computer Engineering Alumni Association. In addition, he actively participates in many professional and civic organizations.
    Professor John Slocum holds the O. Paul Corley Professorship in Organizational Behavior at the Edwin L. Cox School of Business and is co-director of the Corporate Directors' Institute at Southern Methodist University. John has taught on the faculties of the University of Washington, Ohio State University, Pennsylvania State University, The International University of Japan and Dartmouth. Widely recognized for his contributions to the management profession, he currently serves as co-editor of the Journal of World Business, Organizational Dynamics, and Journal of Leadership and Organizational Studies. He is co-author of 24 books, the latest being Organizational Behavior. Professor Slocum has also served as a management consultant to organizations such as OxyChem, ARAMARK, The Associates First Capital Corp., Celenese, NASA, and Lockheed Martin Corporation among others. An active participant in the business community, John is currently on the board of directors of Kisco Senior Living Communities of Carlsbad, CA. and on the board of directors for a number of professional and civic organizations.
    "We are extremely pleased that Sherel Horsley and John Slocum, two highly regarded experts in their respective fields, have joined our board," said George Platt, chief executive officer of ViewCast Corporation. "We desired board members with proven track records, and both of these men bring years of substantial management and business experience to the board. We anticipate their input will prove invaluable in guiding the company's future strategic planning."

    About ViewCast Corporation

    ViewCast develops video and audio communication products for delivering content dynamically via a variety of network types and protocols. These products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers and ViewCast(R) IVN enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets.
    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by George Platt and those regarding business outlook, contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. The company will not update the guidance or targets given in these statements during the next reporting period or comment on its progress in the next reporting period to analysts or investors until after it has closed its books on that reporting period. Any statements by persons outside the company speculating on the progress of the quarter will not be based on internal company information and should be assessed accordingly by investors. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

    All trademarks are property of their respective holders.

    CONTACT: ViewCast Corporation
             Media Contact:
             Mark Quigley, mquigley@viewcast.com
             or
             Investor Contact:
             Michael A. Burns & Associates, Inc.
             Virginia L. Stuart, 214-521-8596
             Fax: 214-521-8599
             Email: vstuart@mbapr.com